UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2009

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

In the quarter ending September 30, 2009, the Company will record a full valuation allowance on its net deferred tax assets due to uncertainty with respect to the Company’s ability to realize these assets in the future.  Generally accepted accounting principles require a company to record a valuation allowance when it is more likely-than-not that some portion of the deferred tax asset will not be realized.  Based on its recently completed projections, the Company believes that it is probable that it will be in a three-year cumulative loss position some time in 2010 and, accordingly, reliance on future projections of taxable income is not sufficient to support realization of the Company’s deferred tax assets.

Based on current estimates, the Company expects the amount of the valuation allowance to be in the range of $11.5 million to $13.0 million.  This charge will be reflected as income tax expense in the third quarter of 2009 and will reduce earnings per share in the $0.62 to $0.70 range.

The establishment of a valuation allowance does not have any impact on cash flow, nor does such an allowance preclude the Company from utilizing its deferred tax assets in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Steven C. Straus
Steven C. Straus
Chief Executive Officer

Date:  August 25, 2009